Exhibit 8.1

June 17, 2013

Wells Fargo & Company,

    420 Montgomery Street,

        San Francisco, California 94104.

Ladies and Gentlemen:

We have acted as special tax counsel to Wells Fargo & Company, a Delaware corporation (the “Company”), in connection with the issuance of (i) $28,900,000 principal amount of Medium-Term Notes, Series K, 0% Optionally Exchangeable Securities due June 10, 2020 as described in the Company’s Pricing Supplement No. 336 dated June 10, 2013 (“Pricing Supplement 336”) to the Prospectus Supplement dated April 13, 2012 (the “Prospectus Supplement”) and the Prospectus dated April 13, 2012 contained in the Registration Statement on Form S-3, File No. 333-180728 (the “Prospectus”); (ii) $4,275,000 stated principal amount of Medium-Term Notes, Series K, 0% Optionally Exchangeable Securities due January 24, 2020 as described in the Company’s Pricing Supplement No. 337 dated June 10, 2013 (“Pricing Supplement 337”) to the Prospectus Supplement and the Prospectus; and (iii) $1,114,000 stated principal amount of Medium-Term Notes, Series K, 0% Optionally Exchangeable Securities due June 5, 2020 as described in the Company’s Pricing Supplement No. 339 dated June 12, 2013 (“Pricing Supplement 339”) to the Prospectus Supplement and the Prospectus. We hereby confirm our opinion as set forth under the headings “Summary Information,” “Risk Factors,” and “United States Federal Income Tax Considerations” in Pricing Supplement 336, Pricing Supplement 337, and Pricing Supplement 339.

We hereby consent to the reference to us under the headings “Summary Information,” “Risk Factors,” and “United States Federal Income Tax Considerations” in Pricing Supplement 336, Pricing Supplement 337, and Pricing Supplement 339 and to the filing of this opinion as an exhibit to a Current Report on Form 8-K of the Company filed with the Securities and Exchange Commission and thereby incorporated by reference into the Company’s Registration Statement. In giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours,

/s/ Sullivan & Cromwell LLP